                                                                     Exhibit 3.2


                               MB FINANCIAL, INC.

                          AMENDED AND RESTATED BY-LAWS
                          (LAST AMENDED JULY 18, 2002)


                                    ARTICLE I

                                  STOCKHOLDERS

Section 1. ANNUAL MEETING.

     The Corporation shall hold an annual meeting of its stockholders to elect directors to succeed those whose terms expire and to transact any other business within its powers, at such place, on such date, and at such time during the 31-day period beginning on the third Thursday in April of each year as the Board of Directors shall fix. Except as provided otherwise by the Corporation's Charter or by law, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate act.

Section 2. SPECIAL MEETINGS.

     Special meetings of stockholders of the Corporation may be called by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors (hereinafter the "Whole Board"). Special meetings of the stockholders shall be called by the Secretary at the request of stockholders only on the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting. Such written request shall state the purpose or purposes of the meeting and the matters proposed to be acted upon at the meeting, and shall be delivered at the principal office of the Corporation addressed to the President or the Secretary. The Secretary shall inform the stockholders who make the request of the reasonably estimated cost of preparing and mailing a notice of the meeting and, upon payment of these costs to the Corporation, notify each stockholder entitled to notice of the meeting. The Board of Directors shall have the sole power to fix (1) the record date for determining stockholders entitled to request a special meeting of stockholders and the record date for determining stockholders entitled to notice of and to vote at the special meeting and (2) the date, time and place of the special meeting.

Section 3. NOTICE OF MEETINGS; ADJOURNMENT.

     Not less than ten nor more than 90 days before each stockholders' meeting, the Secretary shall give written notice of the meeting to each stockholder entitled to vote at the meeting and to each other stockholder entitled to notice of the meeting. The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to the stockholder, left at the stockholder's usual place of business, mailed to the stockholder at his or her address as it appears on the records of the Corporation, transmitted to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other electronic means. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if such person, before or after the meeting, signs a waiver of the notice which is filed with the records of the stockholders' meetings, or is present at the meeting in person or by proxy.

     A meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 120 days after the original record date. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4. QUORUM.

     At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

     If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may, in accordance with Section 3 of this
Article I, adjourn the meeting to another place, date or time.

Section 5. ORGANIZATION AND CONDUCT OF BUSINESS.

     Such person as the Board of Directors may have designated or, in the absence of such a person, the President of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

Section 6. ADVANCE NOTICE PROVISIONS FOR BUSINESS TO BE TRANSACTED AT ANNUAL
           MEETINGS AND ELECTIONS OF DIRECTORS.

     (a) At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) as specified in the Corporation's notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who (1) is a stockholder of record on the date of giving the notice provided for in this
Section 6(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting, and (2) complies with the notice procedures set forth in this Section 6(a). For business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of the immediately preceding sentence, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must otherwise be a proper matter for action by stockholders.

     To be timely, a stockholder's notice must be delivered or mailed to and received by the Secretary at the principal executive office of the Corporation by not later than the close of business on the 90th day prior to the first anniversary of the date of the preceding year's annual meeting or earlier than the close of business on the 120th day prior to the first anniversary of the date of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the anniversary date of the preceding year's annual meeting, or in the event the annual meeting is the first annual meeting of stockholders of the Corporation, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of (A) the 90th day prior to the date of such annual meeting or (B) the tenth day following the first to occur of (i) the day on which notice of the date of the annual meeting was mailed or (ii) the day on which public announcement of the date of the annual meeting was first made by the Corporation. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice hereunder.

     A stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on the Corporation's books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     Notwithstanding anything in these By-laws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 6(a). The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6(a) and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

     At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the Corporation's notice of the meeting.

     (b) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who (1) is a stockholder of record on the date of giving the notice provided for in this Section 6(b) and on the record date for the determination of stockholders entitled to vote at such meeting, and (2) complies with the notice procedures set forth in this Section 6(b). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered or mailed to and received by the Secretary at the principal executive offices of the Corporation not less than 90 days or more than 120 days prior to the date of the meeting; provided, however, that in the event that less than 100 days' notice or public announcement of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or the day on which public announcement of the date of the meeting was first made by the Corporation, whichever shall first occur. A stockholder's notice must be in writing and set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule or regulation; and (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on the Corporation's books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 6(b). The officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

     (c) For purposes of subsections (a) and (b) of this Section 6, the term "public announcement" shall mean disclosure (i) in a press release reported by a nationally recognized news service or (ii) in a document publicly filed by the Corporation with the U.S. Securities and Exchange Commission.

Section 7. PROXIES AND VOTING.

     Unless the Charter of the Corporation provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders; however, a share is not entitled to be voted if any installment payable on it is overdue and unpaid. In all elections for directors, directors shall be determined by a plurality of the votes cast, and except as otherwise required by law or as provided in the Charter of the Corporation, all other matters voted on by stockholders shall be determined by a majority of the votes cast on the matter.

     A stockholder may vote the stock the stockholder owns of record either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder's authorized agent signing the writing or causing the stockholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization for the person to act as the proxy to the person authorized to act as proxy or to any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization. The authorization may be transmitted by a telegram, cablegram, datagram, electronic mail or any other electronic or telephonic means. Unless a proxy provides otherwise, it is not valid more than 11 months after its date. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for as long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Corporation or its asset or liabilities.

Section 8. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING.

     Except as provided in the following sentence, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter is filed with the records of stockholder meetings. Unless the Charter of the Corporation requires otherwise, the holders of any class of the Corporation's stock other than common stock, entitled to vote generally in the election of directors, may take action or consent to any action by the written consent of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders if the Corporation gives notice of the action so taken to each stockholder not later than ten days after the effective time of the action.

Section 9. CONDUCT OF VOTING

     The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, to act at the meeting or any adjournment thereof and make a written report thereof, in accordance with applicable law. At all meetings of stockholders, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided or determined by the inspector of elections. All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy or the chairman of the meeting, a written vote shall be taken. Every written vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballot shall be counted by an inspector or inspectors appointed by the chairman of the meeting. No candidate for election as a director at a meeting shall serve as an inspector at such meeting.

Section 10. CONTROL SHARE ACQUISITION ACT.

     Notwithstanding any other provision of the Charter of the Corporation or these By-laws, Title 3, Subtitle 7 of the Maryland General Corporation Law (the "MGCL") (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This Section 10 may be repealed, in whole or in part, at any time, whether before or after an acquisition of Control Shares (as defined in Section 3-701(d) of the MGCL, or any successor provision) and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent Control Share Acquisition (as defined in Section 3-701(d) of the MGCL, or any successor provision).


                                   ARTICLE II

                               BOARD OF DIRECTORS

Section 1. GENERAL POWERS, NUMBER AND TERM OF OFFICE.

     The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The Corporation shall have the number of directors provided in the Corporation's Charter until changed as herein provided. Subject to Section 10 of this Article II of these By-laws (while such section is in effect), the number of directors may be changed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board to a number not exceeding 25 nor less than the minimum number of directors permitted by the MGCL, but the action may not affect the tenure of office of any director. The Board of Directors shall annually elect a Chairman of the Board and a President from among its members and shall designate, when present, either the Chairman of the Board or the President to preside at its meetings; provided, however, that while Section 10 of this
Article II of these By-laws is in effect, the Chairman and the President shall be elected as provided therein.

     The directors, other than those who may be elected by the holders of any class or series of preferred or other stock, shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the first annual meeting, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

Section 2. VACANCIES AND NEWLY CREATED DIRECTORSHIPS.

     Subject to the rights of the holders of any class or series of preferred or other stock then outstanding and except as otherwise provided in Section 10 of
Article II of these By-laws (while such section is in effect), newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office, though less than a quorum, and, by virtue of the Corporation's election made in its Charter to be subject to Section 3-804(c)(3) of the MGCL, any director so chosen shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. A vacancy resulting from the removal of a director may be filled by the stockholders.

Section 3. REGULAR MEETINGS.

     Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required. Any regular meeting of the Board of Directors may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

Section 4. SPECIAL MEETINGS.

     Special meetings of the Board of Directors may be called by one-third (1/3) of the directors then in office (rounded up to the nearest whole number) or by the Chairman of the Board or the President and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by telegraphing or telexing or by facsimile or electronic transmission of the same not less than twenty-four (24) hours before the meeting. Any director may waive notice of any meeting, either before or after such meeting, by signing a waiver of notice that is filed with the records of the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any meeting of the Board of Directors need be specified in the notice of such meeting. Any special meeting of the Board of Directors may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

Section 5. QUORUM.

     At any meeting of the Board of Directors, a majority of the authorized number of directors then constituting the Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 6. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE.

     Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at such meeting.

Section 7. CONDUCT OF BUSINESS.

     At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided in these By-laws, the Corporation's Charter or required by law. Action may be taken by the Board of Directors without a meeting if a unanimous written consent which sets forth the action is signed by each member of the Board of Directors and filed with the minutes of proceedings of the Board of Directors.

Section 8. POWERS.

     All powers of the Corporation may be exercised by or under the authority of the Board of Directors except as conferred on or reserved to the stockholders by law or by the Corporation's Charter or these By-laws. Consistent with the foregoing and subject to the limitations set forth in Section 10 of Article II of these By-laws (while such section is in effect), the Board of Directors shall have, among other powers, the unqualified power:

          (1) To declare dividends from time to time in accordance with law;

          (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

          (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

          (4) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

          (5) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

          (6) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

          (7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

          (8) To adopt from time to time regulations, not inconsistent with these By-laws, for the management of the Corporation's business and affairs.

Section 9. COMPENSATION OF DIRECTORS.

     Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

Section 10. PROVISIONS PERTAINING TO CONSOLIDATION.

     In accordance with the Amended and Restated Agreement and Plan of Merger, dated as of April 19, 2001 (the "Agreement"), by and among MidCity Financial Corporation ("MidCity"), MB Financial, Inc. (prior to its consolidation with MidCity, "Old MB") and MB-MidCity, Inc., the following provisions shall, from and after the Effective Time (as defined in the Agreement) and until amended, repealed or modified in accordance with subsection (j) of this Section 10 or expired as provided in subsection (k) of this Section 10, govern directors, officers and committees to the exclusion of any provision in these By-laws to the contrary. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

     (a) The Board of Directors of the Corporation shall, subject to subsection
(d) of this Section 10, consist of 17 persons, eight of whom are named in a resolution of the board of directors of Old MB adopted prior to the Effective Time and nine of whom are named in a resolution of the board of directors of MidCity adopted prior to the Effective Time. The classes to which the members of the Board of Directors of the Corporation shall be assigned shall be as specified in the respective resolutions of the boards of directors of Old MB and MidCity adopted prior to the Effective Time consistent with the following table:




                                                                 Directors designated by:
                                                                   Old MB      MidCity
                                                                   ------      -------
Class expiring at first annual meeting of stockholders:                3         3
Class expiring at second annual meeting of stockholders:               3         3
Class expiring at third annual meeting of stockholders:                2         3



     (b) Any vacancy on the Board of Directors of the Corporation created by (x) the cessation of service of an MB Director shall be filled by a nominee selected by vote of a majority of the continuing MB Directors, which nominee shall be appointed as a director by the Board of Directors, subject to the fiduciary duties of its members, and (y) the cessation of service of a MidCity Director shall be filled by a nominee selected by vote of a majority of the continuing MidCity Directors, which nominee shall be appointed as a director by the Board of Directors, subject to the fiduciary duties of its members. If the Board of Directors determines that it cannot, consistent with the fiduciary duties of its members, appoint a particular nominee selected to fill a vacancy, another nominee will be selected according to the procedures set forth in the first sentence of this subsection (b). If the Board of Directors determines that it cannot, consistent with the fiduciary duties of its members, appoint such other nominee selected, then another nominee shall be selected according to the procedures set forth in the first sentence of this subsection (b) until the Board of Directors appoints a nominee so selected.

     (c) The Board of Directors of the Corporation shall, subject to the fiduciary duties of its members, nominate and recommend all incumbents for re-election as directors. If an incumbent declines to stand for re-election, or if the Board of Directors determines that it cannot, consistent with the fiduciary duties of its members, nominate and recommend an incumbent for re-election, or if an incumbent is otherwise unable to stand for re-election, a candidate will be chosen in place of such incumbent in the following manner: if such incumbent was an MB Director, the replacement candidate will be selected by vote of a majority of the continuing MB Directors; if such incumbent was a MidCity Director, the replacement candidate will be selected by vote of a majority of the continuing MidCity Directors. The Board of Directors shall, to the extent permitted by the fiduciary duties of its members, nominate and recommend such replacement candidate to the Corporation's stockholders. If the Board of Directors does not nominate such candidate, then the remaining MB Directors (if such candidate was an MB Director) or MidCity Directors (if such candidate was a MidCity Director), as the case may be, shall select another candidate by following the procedures of this subsection (c) for selecting replacement candidates until the Board of Directors nominates and recommends such a candidate to the stockholders. This subsection (c) shall not apply with respect to incumbents who became directors pursuant to subsection (d) of this
Section 10.

     (d) The number of directors of the Corporation may be changed upon the vote of (i) a majority of the MidCity Directors and a majority of the MB Directors and (ii) two-thirds of the Whole Board. Any vacancy created by an increase in the number of directors pursuant to this subsection (d) shall be filled by a nominee selected by a vote of two-thirds of the Whole Board. Should such nominee be unable or unwilling to serve or continue to serve, any vacancy created thereby shall be filled by a nominee selected by a vote of two-thirds of the Whole Board.

     (e) The Board of Directors of the Corporation shall have an Executive/Strategic Planning Committee and such other committees as the Board of Directors may establish in accordance with Section 2-411 of the MGCL, the Corporation's Charter and these By-laws. The Executive/Strategic Planning Committee, when the Board of Directors is not in session, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except to the extent, if any, that such power and authority shall be limited by the resolution of the Board of Directors appointing the Executive/Strategic Planning Committee or in any subsequent resolution of the Board of Directors, and except for powers which by law may not be delegated to a committee of the Board of Directors.


     (f) The Executive/Strategic Planning Committee shall have eight members. The Chairman of the Executive/Strategic Planning Committee shall be an individual nominated by a majority vote of the MidCity Directors and elected by a majority vote of the members of the Executive/Strategic Planning Committee. The Chairman of each other committee shall be elected by a majority vote of the members of the committee. All committees, including the Executive/Strategic Planning

Committee, shall be comprised of an equal number of MB and MidCity Directors, to be selected by the MB and MidCity Directors, respectively, unless waived in writing by a majority of the MB or MidCity Directors (whichever group would have reduced representation on such committee), and appointed by the Board of Directors, subject to the fiduciary duties of its members.

     (g) The Chairman of the Board of Directors of the Corporation shall be E.M. Bakwin, a MidCity Director designated to serve in the class of directors whose terms will expire at the third annual meeting of stockholders. Should such individual be unable or unwilling to serve or continue to serve, the Chairman of the Board of Directors of the Corporation shall be a director nominated by majority vote of the MidCity Directors, which individual shall be appointed by the Board of Directors, subject to the fiduciary duties of its members. If the Board of Directors determines that it cannot, consistent with the fiduciary duties of its members, appoint such nominee, then nominations will continue to be made by majority vote of the MidCity Directors until the Board of Directors appoints a nominee selected by the MidCity Directors. The President and Chief Executive Officer of the Corporation shall be Mitchell Feiger, an MB Director designated to serve in the class of directors whose terms will expire at the third annual meeting of stockholders. Should such individual be unable or unwilling to serve or continue to serve, the President and Chief Executive Officer of the Corporation shall be such individual as may be nominated by majority vote of the MB Directors, which individual shall be appointed by the Board of Directors, subject to the fiduciary duties of its members. If the Board of Directors determines that it cannot, consistent with the fiduciary duties of its members, appoint such nominee, then nominations will continue to be made by majority vote of the MB Directors until the Board of Directors appoints a nominee selected by the MB Directors.

     (h) A vote of two-thirds of the Whole Board shall be required to approve any of the following: (i) a sale of the Corporation or any of its subsidiaries or a sale, assignment, lease, conveyance, transfer or other disposal of all or substantially all of the assets of the Corporation or any of its subsidiaries;
(ii) the acquisition of another company or the merger or consolidation of the Corporation with another company; (iii) the removal of the Chief Executive Officer of the Corporation for any reason other than for willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of his employment agreement; (iv) allowing the Corporation, on a consolidated basis, to exceed an 80% loan to deposit ratio (excluding lease loans where the related lessee has outstanding securities rated investment grade by Moody's Investors Service, Inc. (or any successor to the rating agency business thereof) and/or Standard & Poor's Rating Services (or any successor to the rating agency business thereof) or, in the event the related lessee has not received any such rating, where the related lessee would be viewed under the underwriting policies of the Corporation and its subsidiaries as an investment grade company); (v) allowing the Corporation, on a consolidated basis, to exceed a 90% loan to deposit ratio (including all lease loans); (vi) maintaining an annual dividend payout ratio of less than 25% of net income (as defined under generally accepted accounting principles), except to the extent the Corporation is unable to maintain such ratio at or above 25% due to applicable laws or regulations or the terms of any agreement, contract or other instrument either assumed by the Corporation as a result of the MB Merger or the MidCity Merger or approved after the Effective Time by a vote of two-thirds of the Whole Board; or (vii) allowing the Corporation or any of its depository institution subsidiaries to maintain a Leverage Ratio of less than 7.0%, Tier 1 Capital Ratio of less than 8.0% or Total Capital Ratio of less than 11.0%, within the meaning of such terms under the applicable regulations of the federal banking agencies. In calculating the dividend payout ratio, extraordinary or non-recurring gains, including but not limited to any gain resulting from the sale of a subsidiary of the Corporation, shall not be included.

     (i) By majority vote, the MB Directors shall be entitled to nominate one MB Director to serve as a Vice Chairman of the Board of Directors, which individual shall be appointed by the Board of Directors, subject to the fiduciary duties of its members. If the Board of Directors determines that it cannot, consistent with the fiduciary duties of its members, appoint such nominee, then nominations will continue to be made by majority vote of the MB Directors until the Board of Directors appoints a nominee selected by the MB Directors. By majority vote, the MidCity Directors shall be entitled to nominate one MidCity Director to serve as a Vice Chairman of the Board of Directors, which individual shall be appointed by the Board of Directors, subject to the fiduciary duties of its members. If the Board of Directors determines that it cannot, consistent with the fiduciary duties of its members, appoint such nominee, then nominations will continue to be made by majority vote of the MidCity Directors until the Board of Directors appoints a nominee selected by the MidCity Directors.

     (j) No amendment, repeal or other modification of any of the provisions of this Section 10 may be made without the vote of (i) a majority of the MidCity Directors and a majority of the MB Directors and (ii) two-thirds of the Whole Board.

     (k) All provisions of this Section 10 shall expire and no longer be effective on the first to occur of: (i) the third annual meeting of stockholders of the Corporation held after the Effective Time; or (ii) consummation of a business combination approved by two-thirds of the Whole Board resulting in the stockholders of the Corporation owning less than 51% of the resulting entity in such business combination.

Section 11. MANDATORY RETIREMENT.

     No person 70 years of age or older shall be eligible for election, re-election, appointment or re-appointment to the Board of Directors. No director who has attained age 70 shall continue to serve as a director beyond the annual meeting of stockholders at which his term as a director expires. Notwithstanding the foregoing, the provisions of this paragraph shall not apply to persons serving as directors of the Corporation immediately following the Effective Time.

Section 12. RESIGNATION.

     Any director may resign at any time by giving written notice of such resignation to the President or the Secretary at the principal office of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof.

Section 13. PRESUMPTION OF ASSENT.

     A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to such action unless such director announces his dissent at the meeting and (a) such director's dissent is entered in the minutes of the meeting, (b) such director files his written dissent to such action with the secretary of the meeting before the adjournment thereof, or (c) such director forwards his written dissent, by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, to the secretary of the meeting or the Secretary of the Corporation within 24 hours after the meeting is adjourned. Such right to dissent shall not apply to a director who voted in favor of such action or failed to make his dissent known at the meeting.


                                   ARTICLE III

                                   COMMITTEES

Section 1. COMMITTEES OF THE BOARD OF DIRECTORS.

     Subject to Section 10 of Article II of these By-laws (while such section is in effect), the Board of Directors, by a vote of a majority of the Board of Directors, may appoint from among its members an Executive Committee and other committees composed of one or more directors and delegate to these committees any of the powers of the Board of Directors, except the power to authorize dividends on stock, issue stock other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend these By-laws, or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board of Directors, in accordance with that general authorization or any stock option or other plan or program adopted by the Board of Directors, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors under Sections 2-203 and 2-208 of the MGCL. Any committee so designated may exercise the power and authority of the Board of Directors if the resolution which designated the committee or a supplemental resolution of the Board of Directors shall so provide.

Section 2. CONDUCT OF BUSINESS.

     Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if a unanimous written consent which sets forth the action is signed by each member of the committee and filed with the minutes of the proceedings of such committee. The members of any committee may conduct any meeting thereof by conference telephone in accordance with the provisions of Section 6 of Article II.

Section 3. NOMINATING COMMITTEE.

     The Board of Directors may appoint a Nominating Committee of the Board, consisting of at least three (3) members. While subsection (f) of Section 10 of
Article III of these Bylaws is in effect, the Nominating Committee shall consist of the members of the Executive/Strategic Planning Committee. The Nominating Committee shall have authority (a) to review any nominations for election to the Board of Directors made by a stockholder of the Corporation pursuant to Section 6(b) of Article I of these By-laws in order to determine compliance with such By-law and (b) subject to Section 10 of Article II of these By-laws (while such section is in effect), to recommend to the Whole Board nominees for election to the Board of Directors to replace those directors whose terms expire at the annual meeting of stockholders next ensuing.


                                   ARTICLE IV

                                    OFFICERS

Section 1. GENERALLY.

          (a) Except as otherwise provided in Section 10 of Article II of these By-laws (while such section is in effect), the Board of Directors as soon as may be practicable after the annual meeting of stockholders shall choose a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Chief Financial Officer and a Treasurer and from time to time may choose such other officers as it may deem proper. Except as otherwise provided in Section 10 of
Article II of these By-laws (while such section is in effect), the Chairman of the Board shall be chosen from among the directors. Any number of offices may be held by the same person, except that no person may concurrently serve as both President and Vice President of the Corporation.

          (b) Except as otherwise provided in Section 10 of Article II of these By-laws (while such section is in effect), the term of office of all officers shall be until the next annual election of officers and until their respective successors are chosen, but, except as provided in Section 10 of Article II of these By-laws (while such section is in effect), any officer may be removed from office at any time by the affirmative vote of a majority of the authorized number of directors then constituting the Board of Directors.

          (c) All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

Section 2. CHAIRMAN OF THE BOARD OF DIRECTORS.

     The Chairman of the Board of Directors of the Corporation shall preside at all meetings of the Board of Directors and stockholders of the Corporation. While subsection (i) of Section 10 of Article II of these Bylaws is in effect, in the Chairman's absence, the Vice Chairman of the Board of Directors nominated by the MidCity Directors (the "MidCity Vice Chairman") shall preside; in the absence of the MidCity Vice Chairman, the Vice Chairman of the Board of Directors nominated by the MB Directors (the "MB Vice Chairman") shall preside; in the absence of the MB Vice Chairman, the President shall preside. After subsection (i) of Section 10 of Article II of the Bylaws is no longer in effect, in the Chairman's absence, the President shall preside.

Section 3. PRESIDENT.

     The President shall be the chief executive officer and, subject to the control of the Board of Directors, shall have general power over the management and oversight of the administration and operation of the Corporation's business and general supervisory power and authority over its policies and affairs. He shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. He may sign account books, deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except where otherwise provided by other resolutions of the Board of Directors or by these By-laws or the Charter of the Corporation.

Section 4. VICE PRESIDENT.

     The Vice President or Vice Presidents shall perform the duties of the President in his absence or during his disability to act. In addition, the Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them from time to time by the Board of Directors, the Chairman of the Board or the President.

Section 5. SECRETARY.

     The Secretary or an Assistant Secretary shall issue notices of meetings, shall keep their minutes, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such offices and/or such other duties and powers as are properly assigned thereto by the Board of Directors, the Chairman of the Board or the President.

Section 6. CHIEF FINANCIAL OFFICER.

     The Chief Financial Officer shall have the responsibilities and duties as set forth by the Board of Directors or the President.

Section 7. TREASURER.

     The Treasurer shall have charge of all monies and securities of the Corporation, other than monies and securities of any division of the Corporation which has a treasurer or financial officer appointed by the Board of Directors, and shall keep regular books of account. The funds of the Corporation shall be deposited in the name of the Corporation by the Treasurer with such banks or trust companies as the Board of Directors from time to time shall designate. He or she shall sign or countersign such instruments as require his or her signature, shall perform all such duties and have all such powers as are usually incident to such office and/or such other duties and powers as are properly assigned to him or her by the Board of Directors, the Chairman of the Board or the

President, and may be required to give bond for the faithful performance of his or her duties in such sum and with such surety as may be required by the Board of Directors.

Section 8. ASSISTANT SECRETARIES AND OTHER OFFICERS.

     The Board of Directors may appoint one or more assistant secretaries and one or more assistants to the Treasurer, or one appointee to both such positions, which officers shall have such powers and shall perform such duties as are provided in these By-laws or as may be assigned to them by the Board of Directors, the Chairman of the Board or the President. Each meeting of the stockholders and of the Board of Directors shall be presided over by such officer as has been designated by the Board of Directors or, in his absence, by such officer or other person as is chosen at the meeting. The Secretary or, in his or her absence, the General Counsel of the Corporation or such officer as has been designated by the Board of Directors or, in his or her absence, such officer or other person as is chosen by the person presiding, shall act as secretary of each such meeting.

Section 9. ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS

     Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the President, a Vice-President, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.


                                    ARTICLE V

                                      STOCK

Section 1. CERTIFICATES OF STOCK.

     The Board of Directors may determine to issue certificated or uncertificated shares of capital stock and other securities of the Corporation. For certificated stock, each stockholder is entitled to certificates which represent and certify the shares of stock he or she holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents. It shall also include on its face or back (a) a statement of any restrictions on transferability and a statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock or (b) a statement which provides in substance that the Corporation will furnish a full statement of such information to any stockholder on request and without charge. Such request may be made to the Secretary or to the Corporation's transfer agent. Upon the issuance of uncertificated shares of capital stock, the Corporation shall send the stockholder a written statement of the same information required above on stock certificates. Each stock certificate shall be in such form, not inconsistent with law or with the Corporation's Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chairman of the Board, the President, or a Vice-President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. A certificate may not be issued until the stock represented by it is fully paid.

Section 2. TRANSFERS OF STOCK.

     Upon surrender to the Corporation or the transfer agent of the Corporation of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

     Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the Charter of the Corporation and all of the terms and conditions contained therein.

Section 3. RECORD DATES OR CLOSING OF TRANSFER BOOKS.

     The Board of Directors may, and shall have the sole power to, set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights. The record date may not be prior to the close of business on the day the record date is fixed nor, subject to Section 3 of Article I, more than 90 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting. Any shares of the Corporation's own stock acquired by the Corporation between the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders and the time of the meeting may be voted at the meeting by the holder of record as of the record date and shall be counted in determining the total number of outstanding shares entitled to be voted at the meeting.

Section 4. LOST, STOLEN OR DESTROYED CERTIFICATES.

     The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation. In their discretion, the Board of Directors or such officer or officers may require the owner of the certificate to give a bond, with sufficient surety, to indemnify the Corporation against any loss or claim arising as a result of the issuance of a new certificate. In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.

Section 5. STOCK LEDGER.

     The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock or, if none, at the principal executive office of the Corporation.


Section 6. REGULATIONS.

     The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.


                                   ARTICLE VI

                                  MISCELLANEOUS

Section 1. FACSIMILE SIGNATURES.

     In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2. CORPORATE SEAL.

     The Board of Directors may provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word "(seal)" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

Section 3. ANNUAL STATEMENT OF AFFAIRS.

     The President or chief accounting officer shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders and, within 20 days after the meeting, placed on file at the Corporation's principal office.

Section 4. BOOKS AND RECORDS.

     The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these By-laws shall be kept at the principal office of the Corporation.

Section 5. RELIANCE UPON BOOKS, REPORTS AND RECORDS.

     Each director, each member of any committee designated by the Board of Directors, and each officer and agent of the Corporation shall, in the performance of his or her duties, in addition to any protections conferred upon him or her by law, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director, committee member, officer or agent reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 6. FISCAL YEAR.

     The fiscal year of the Corporation shall be the 12 calendar month period ending December 31 in each year, unless otherwise provided by the Board of Directors.

Section 7. TIME PERIODS.

     In applying any provision of these By-laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

Section 8. CHECKS, DRAFTS, ETC.

     All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the Chairman of the Board, the President, a Vice-President, an Assistant Vice-President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

Section 9. MAIL.

     Any notice or other document which is required by these By-laws to be mailed shall be deposited in the United States mails, postage prepaid.

Section 10. CONTRACTS AND AGREEMENTS.

     To the extent permitted by applicable law, and except as otherwise prescribed by the Charter or these By-Laws, the Board of Directors may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.


                                  ARTICLE VIII

                                   AMENDMENTS

     These By-laws may be adopted, amended or repealed as provided in the Charter of the Corporation, except that the provisions of Section 10 of Article II of these By-laws may be amended or repealed only as provided in subsection
(j) of such Section 10.